Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Bruce Byots
Vice President - Corporate and Investor Relations
Phone:	847-735-4612

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick Appoints Schwabero
Chairman and Chief Executive Officer
Preisser to Head Human Resources; Tanner Named Controller

LAKE FOREST, Ill. - Feb. 11, 2016 - Brunswick Corporation (NYSE: BC) announced today that Mark D. Schwabero has been elected chairman and chief executive officer, succeeding Dustan E. McCoy, who is retiring after serving in that position since 2005. The appointment is effective immediately.

The action is the culmination of “a deep and robust succession process” that has evolved over the past several years, according to McCoy, who will remain with the Company through the end of February.

“Management succession is among the board’s principal responsibilities,” McCoy added. “The board and our management team conducted a thoughtful and thorough succession and transition process.”

“Through Dusty’s direction and guidance, Brunswick emerged from one of the toughest economic challenges it had faced in its 170-year history,” Schwabero said. “In fact, the Company is stronger now than it was at the start of the most recent downturn.

“Dusty’s firm hand, optimism and unshakeable confidence provided foresight and leadership not only for Brunswick, but also for the global marine industry. He has led Brunswick to six consecutive years of strong growth in operating and pretax earnings, as well as delivering strong shareholder value during that time,” Schwabero continued.

“In the future, we will continue this momentum by further strengthening and positioning Brunswick for growth and success. Our growth strategy, coupled with the cost management discipline that we have demonstrated since the last downturn, gives us the confidence that we can achieve the financial targets outlined in our three-year strategic plan.”

Schwabero, who joined Brunswick’s largest subsidiary Mercury Marine in 2004, most recently was the Company’s president and chief operating officer, a post to which he was named in May 2014. During his tenure at Mercury, the business launched several successful outboard engine platforms (including Verado and 150hp FourStroke engine), consolidated Mercury’s U.S. engine facilities and delivered record operating earnings.

As Brunswick COO, Schwabero was responsible for all of the Company’s day-to-day operations, with leadership of the Company’s three business segments - Engine, Boat and Fitness - using the time to become more familiar with all aspects of the Company and to work more closely with McCoy and the Brunswick Board of Directors. Schwabero will retain responsibility for all Brunswick operations, with the heads of the Engine, Boat and Fitness businesses reporting directly to him.

Schwabero is also the chief architect of Brunswick’s growth strategy outlined in the Company’s current three-year plan that was shared with the financial community in New York City this past November. He also led Brunswick’s acquisition team for the recent Cybex transaction, which is integral to the Company’s plan to double its Fitness segment revenue by 2020. Schwabero has been a member of Brunswick’s Board of Directors since December 2014.

“The last important responsibility of a CEO about to retire is to leave behind a good team,” McCoy explained. “This is a great team succeeding me. Their grasp and ownership of the business strategy is obvious, and their passion for delivering results is part of their DNA.”

Other appointments

Additionally, Brunswick’s Board of Directors took action to prepare for the planned retirement of two long-term executives - Russell Lockridge and Alan L. Lowe. The board elected Daniel J. Tanner as the Company’s vice president and controller effective Feb. 29, 2016. Tanner, most recently assistant vice president - finance, will succeed Lowe, who will retire after 13 years with Brunswick. Tanner will report to William L. Metzger, senior vice president and chief financial officer.

The Board also elected Brenna Preisser as the Company’s vice president and chief human resources officer effective March 31, 2016. Preisser, who most recently was senior director - human resources, will succeed Lockridge, who is retiring after nearly 17 years in the HR position. Preisser will report to Schwabero.

“Alan and Russ made tremendous contributions to Brunswick’s success during their distinguished careers,” Schwabero said. “Each has made an indelible mark on the Company and their respective functions. We thank them both for their contributions to Brunswick and its success.

“The promotions of both Dan and Brenna have been well planned and orchestrated over the last year, consistent with our management succession process. Both accomplished professionals, Brenna and Dan have been with Brunswick 12 and 15 years, respectively, and bring a wealth of experience and capabilities to our senior management team,” Schwabero continued. “The planned succession and promotion of these talented executives from within our organization is evidence of the depth and breadth of the bench strength we have developed at Brunswick through the years.”

Mark Schwabero
Schwabero joined Mercury in 2004 as president - Mercury Outboards with 28 years of experience as a senior executive in the automotive and commercial vehicle industries. Prior to joining Mercury, he was president and chief executive officer of Hendrickson International of Woodridge, Ill., a leading manufacturer of heavy truck and trailer suspension systems and components.

Before that, he served as president, Automotive Products and Regional President for Pilkington Libbey-Owens-Ford. Earlier, Schwabero was president of Bosch Braking Systems, North America, formed from an acquisition of AlliedSignal’s Braking Systems business, where he had served as president.

A 17-year career with Navistar International preceded these more recent roles and during that tenure Schwabero was a group vice president of the truck business, and group vice president of operations and general manager of medium duty products. He also spent two years in sales with Navistar.

Schwabero holds both a bachelor’s of science degree and master’s of science degree in industrial and systems engineering from The Ohio State University, where he was recognized with the University’s Distinguished Alumnus Award in 1991, and a Meritorious Service Award in 2008.

Dan Tanner
Dan Tanner joined Brunswick in 2001 as director - financial planning and analysis for the corporation. In 2003, Tanner was named group chief financial officer for Life Fitness, a position he held until returning to the corporate staff in 2015. Prior to joining Brunswick, Tanner, who is a CPA, held finance positions in four other manufacturing firms and also worked in public accounting.

Tanner has a bachelor’s of science degree from Chicago’s DePaul University.

Brenna Preisser
Brenna Preisser joined the Brunswick Boat Group in 2004 as a division human resources manager in Knoxville, Tenn. She progressed through a series of assignments of increasing responsibility within the Boat Group until 2011, when she was named director - talent management for Brunswick Corporation, focusing on succession planning and other key areas. During her time in that position, Preisser added the responsibilities of vice president - human resources for the Company’s former bowling and billiards division. In 2013, she was named vice president - human resources for Life Fitness, and returned to the corporate staff in 2015.

Preisser has a bachelor of business administration from Ohio University in Athens, and her MBA from Ashland University in Ashland, Ohio.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood, Garelick and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Diversified Marine, BLA and Bell RPG parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray and Uttern boats; Life Fitness, Hammer Strength, Cybex and SCIFIT fitness equipment; InMovement products and services for productive well-being; and Brunswick billiards tables, accessories and game room furniture. For more information, visit http://www.brunswick.com.